                                                                       Exhibit 5

                               Harris Corporation
                            1025 West NASA Boulevard
                            Melbourne, Florida 32919

                                                   October 31, 2000


Board of Directors
Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida  32919

RE:      HARRIS CORPORATION 2000 STOCK INCENTIVE PLAN
         -- REGISTRATION STATEMENT ON FORM S-8
         --------------------------------------------

Ladies and Gentlemen:

         I am Corporate and Finance Counsel of Harris Corporation, a Delaware corporation ("Harris"), and in such capacity have acted as counsel for Harris in connection with the proposed registration under the Securities Act of 1933, as amended, of up to 10,000,000 shares of Harris' Common Stock, par value $1.00 per share (the "Shares"), which may be issued by Harris pursuant to the Harris Corporation 2000 Stock Incentive Plan (the "Plan").

         In connection therewith, I have examined such corporate records and other documents and instruments, including the Registration Statement on Form S-8 relating to the Shares (the "Registration Statement"), as I have deemed necessary to express the opinions contained herein. In the examination of such documents and instruments, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to those original documents of all documents submitted to me as certified or photostatic copies.

         I am admitted to the Bar of the State of New York. The opinions expressed herein are limited in all respects to the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         On the basis of the foregoing examination and review, I am of the opinion that:

         1. Harris is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Shares have been duly authorized by all necessary corporate action on the part of Harris and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

Board of Directors
Harris Corporation
Page 2



         The opinions expressed herein are rendered only to Harris Corporation in connection with the matters addressed herein and may not be relied upon by any person or entity for any purpose without my prior written consent.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,


                                               /s/ Scott T. Mikuen
                                          -----------------------------
                                          Scott T. Mikuen